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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

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                                   FORM 8-K

                                CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

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     Date of Report (Date of earliest event reported):  December 6, 1998

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                          AVECOR CARDIOVASCULAR INC.
            (Exact name of registrant as specified in its charter)


          Minnesota                   0-21330                 41-1695729
     (State of or other             (Commission            (I.R.S. Employer
jurisdiction of incorporation)      File Number)          Identification No.)


     7611 Northland Drive, Minneapolis, Minnesota              55428
       (Address of principal executive offices)              (zip code)


     Registrant's telephone number, including area code:  (612) 391-9000


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ITEM 5.  OTHER EVENTS.

     On December 6, 1998, AVECOR Cardiovascular Inc. and Medtronic, Inc. executed an amendment to the Agreement and Plan of Merger dated July 12, 1998 among AVECOR, Medtronic and Medtronic's acquisition subsidiary (the "Merger Agreement"). Among other terms, the amendment increases the amount of Medtronic stock AVECOR shareholders will receive in the merger in exchange for their shares, providing for $13 in Medtronic stock to be issued for each share of AVECOR stock instead of the $11.125 stock consideration provided for under the original terms of the Merger Agreement.

     The amendment also eliminates provisions of the Merger Agreement which allowed AVECOR's Board of Directors, under certain circumstances, to furnish information to and enter into discussions with any party making an unsolicited offer for an alternative transaction, and to terminate the Merger Agreement under certain circumstances in favor of an alternative transaction. The amendment provides that Medtronic will make an interest-free, unsecured, subordinated loan of $10 million to AVECOR in the event that the merger transaction is not completed by March 15, 1999 as a result of failure of the transaction to receive clearance under Hart-Scott-Rodino Act by that date. AVECOR would be required to repay the loan to Medtronic if by March 15, 2000 AVECOR agreed to be acquired by another party at a price of at least $13.00 per share of AVECOR stock. If the subsequent transaction was at a price less than $13.00 per share of AVECOR stock, then the loan would be due and payable only in an amount equal to the aggregate difference between $13.00 and the per share price to be received by AVECOR's shareholders in the subsequent transaction. If AVECOR did not enter into an agreement for a subsequent transaction by March 15, 2000 or if the price to be paid for AVECOR shares in the subsequent transaction was below a certain level, then Medtronic would forgive the entire amount of the loan on that date.

     A copy of the amendment and AVECOR's press release regarding the amendment are included as exhibits to this report and are incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

          Not applicable.

     (b)  PRO FORMA FINANCIAL INFORMATION.

          Not applicable.

     (c)  EXHIBITS.

          2.1 Amendment to Agreement and Plan of Merger by and among AVECOR Cardiovascular Inc., AC Merger Corp. and Medtronic, Inc. dated December 6, 1998.

          99.1 Press Release, dated December 6, 1998.


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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       AVECOR CARDIOVASCULAR INC.


Dated:    December 16, 1998            By   /s/ Gregory J. Melsen
                                          -------------------------------------
                                          Gregory J. Melsen
                                          Vice President - Finance, Treasurer
                                          and Chief Financial Officer


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                              INDEX TO EXHIBITS

Exhibit    Item                                                 Method of Filing
-------    ----                                                 ----------------
2.1        Amendment to Agreement and Plan of Merger by and
           among AVECOR Cardiovascular Inc., AC Merger Corp.
           and Medtronic, Inc. dated December 6, 1998.  .....   Filed herewith electronically

99.1       Press Release, dated December 6, 1998.............   Filed herewith electronically


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